                                                                     Exhbit 12.1

Exhbit 12.1
Computation of Ratio of earnings to fixed charges
(In thousands, except for ratio data)


                                                                                                                  Three months ended
                                                                         Year ended December 31,                      March 31,
                                                          --------------------------------------------------------------------------
                                                            1998       1999       2000       2001       2002       2002        2003
                                                            ----       ----       ----       ----       ----       ----        ----
Income before income taxes                                $193,684   $233,685   $300,035   $347,028   $436,290   $106,742   $121,620

Add fixed charges:
Gross interest expense                                      21,330     25,111     28,823     20,159     17,758      4,538      4,808
Estimated interest component of rental expense (1)          24,033     26,180     27,664     28,990     33,200      7,736      8,682
                                                          --------------------------------------------------------------------------
Total fixed charges                                         45,363     51,291     56,487     49,149     50,958     12,274     13,490

Total adjusted earnings                                   $239,047   $284,976   $356,522   $396,177   $487,248   $119,016   $135,110

                                                          --------------------------------------------------------------------------
Ratio of earnings to fixed charges                            5.27       5.56       6.31       8.06       9.56       9.70      10.02
                                                          --------------------------------------------------------------------------

(1)  Interest component estimated to be 1/3 of rental expense.